Exhibit 99.1
For more information, contact:

Robert Woods	Eric Erickson	Kris Block
Tel: 484-582-5645	Tel: 484-582-5480	Tel: 484-582-5505
robert.woods@sungard.com	eric.erickson@sungard.com	kris.block@sungard.com
SunGard Announces 2009 Results
Wayne, PA — March 15, 2010 — SunGard, one of the world’s leading software and technology services companies, today reported that revenue for the full-year 2009 was $5.51 billion, down 2% from 2008. Adjusted EBITDA was $1.50 billion, down 7% from 2008. Adjusted income from operations was $1.16 billion, down 5% from 2008. Excluding the results of Availability Services and one of our trading systems businesses, a broker/dealer described below, adjusted income from operations was up 3%.
SunGard reported a loss from operations of $576 million for the full-year 2009, compared to income from operations of $470 million for the full-year 2008. The reported loss from operations in 2009 includes a noncash write-down of goodwill in SunGard’s Availability Services business of $1.13 billion. Reported income from operations in 2008 includes a noncash write-down of goodwill in SunGard’s Public Sector business of $128 million. Those results include amortization of acquired intangible assets, stock-based compensation, purchase-accounting adjustments, and other expenses that total $609 million and $617 million in 2009 and 2008, respectively.
For its fourth quarter ended December 31, 2009, SunGard reported revenue of $1.47 billion, down 5% from the prior-year period. Adjusted EBITDA was $441 million, down 10.5% from the prior-year period. Adjusted income from operations was $342 million, down 11% from the prior-year period. Excluding the results of Availability Services and the broker/dealer, adjusted income from operations was up 2%.
SunGard reported a loss from operations for fourth quarter 2009 of $942 million, compared to reported income from operations of $65 million for fourth quarter 2008, each inclusive of the goodwill write-downs mentioned above.
Adjusted EBITDA and adjusted income from operations are defined in Notes 1 and 2 in the Notes attached to this release.
Organic revenue (defined as revenue from businesses owned for at least one year and adjusted for both businesses sold in the previous twelve months and the impact of currency exchange rates) was down 3% for the full-year 2009 and down 7% for the fourth quarter. Approximately four percentage points of the decrease in organic revenue in the quarter was attributable to one of our broker/dealer businesses. This broker/dealer revenue, which is affected by market volatility and customer mix, was down 2% for the full-year 2009 and down 36% in the fourth quarter versus 2008. The customer mix is impacted by the market-wide dynamics by which active trading firms are opting to become broker/dealers and trade on their own behalf. See Note 3 in the Notes attached to this release.

The following table summarizes our results:

	FY09	FY08	Y/Y	Q409	Q408	Y/Y
Revenue ($B)	5.51	5.60	-2%	1.47	1.54	-5%
Adjusted EBITDA ($B)	1.50	1.62	-7%	0.44	0.49	-11%
Adjusted Income from Operations ($B)	1.16	1.22	-5%	0.34	0.38	-11%
Reported Income (loss) from Operations ($MM)	-576	470	—	-942	65	—
Cristóbal Conde, president and chief executive officer, commented, “Our results reflect the full-year impact of the credit crisis and the economic recession. We planned for a difficult year, but overall our results were better than anticipated. The IT spending mood shows signs of tempered optimism, but sales cycles remain long and pricing pressure is high. We are adding value through bundling solutions and providing more content and expertise through professional services. Our competitiveness is very strong and we are more relevant than ever to our customers and more mission-critical than ever to their business.”
The goodwill associated with SunGard’s Availability Services business, which was $2.26 billion at September 30, 2009, was written down to $1.09 billion, representing a write-down of 15% of SunGard’s total goodwill. This goodwill represents the remaining intangible value that was allocated to the Availability Services business at the time of SunGard’s leveraged buy-out in 2005 after the fair value of all of its other assets and liabilities was determined. The determination of a write-down in the carrying value of the goodwill associated with SunGard’s Availability Services business is based on an evaluation of year-end results and a reduction in the revenue growth outlook for the Availability Services business. As a result, SunGard’s estimate of the future cash flows of its Availability Services business has been reduced, triggering the write-down in goodwill.
Mr. Conde said, “Availability Services is an important part of SunGard’s business and will continue to generate strong operating margins and significant cash flow. Our write-down of its goodwill, which is a noncash charge, has no impact on our debt covenant compliance or our liquidity, does not change either our competitive position or strategy, and has no bearing on our day-to-day delivery of customer services. The write-down also will not affect our investment in facilities and new product development. In 2010 our plan for the business is to increase capital expenditures over 10% and increase product development outlays even more. The fundamentals of the Availability Services business remain strong, and we look to grow the business by continuing to deliver industry-leading recovery services, managed services, and business continuity management software and consulting services.”

Financial Systems revenue decreased 8% to $836 million in the quarter, with total revenue of $3.07 billion for the year. Organic revenue decreased 10% in the quarter; excluding the broker/dealer business, organic revenue decreased 3% for the fourth quarter. License fees were $83 million for the fourth quarter, a decrease of $4 million compared to the prior-year period.
Notable deals in the quarter included the following:
•	A global bank specializing in emerging markets chose SunGard’s Adaptiv limit management solution to support its wholesale banking business.

•	A leading provider of financial services to institutional investors expanded its relationship with SunGard to include a wealth management global services agreement for consulting, professional services and project management.

•	A global diversified financial services firm expanded its use of SunGard’s GMI to enhance its back-office processing.
Higher Education revenue decreased 2%, all of which was organic, to $137 million for the quarter and was $526 million for the year. License fees were $14 million for the quarter, an increase of $1 million from the prior-year period.
Notable deals in the quarter included the following:
•	A multi-campus technical college in South Carolina selected SunGard for technology management services.

•	A public state university system of eight campuses in the southeastern U.S. selected SunGard to provide a suite of solutions and services to support a business process transformation.

•	A private Chilean university extended its relationship with SunGard and purchased additional Banner solutions.
Public Sector revenue increased 4% to $108 million in the quarter, with total revenue of $397 million for the year. Organic revenue increased 1% in the quarter.
Notable deals in the quarter included the following:
•	A district council in the United Kingdom renewed its contract with SunGard to provide managed services.

•	A city in South Carolina selected SunGard to upgrade its computer-aided dispatch, records management and mobile computing solutions.

•	A county in South Dakota contracted with SunGard to provide financials and human resources support for school district employees.
Availability Services revenue decreased 2% to $386 million in the quarter, with total revenue of $1.52 billion for the year. Organic revenue decreased 3% for the quarter.

Notable deals in the quarter included the following:
•	A leading provider of market intelligence to the pharmaceutical and healthcare industries selected SunGard’s recovery services, managed services and consulting services.

•	A leading producer of cereal and convenience foods selected SunGard for comprehensive information availability services including managed services, recovery services and professional services.

•	A private bank and wealth management company selected SunGard as its managed services provider.
Financial Position
At December 31, 2009, total debt was $8.32 billion, cash balances were $664 million and the Company’s leverage ratio improved to 4.99. During 2009, the Company generated $639 million in cash flow from operations, an increase of $254 million from 2008. The Company also invested $327 million in capital expenditures and completed three acquisitions in 2009.
Conference Call & Webcast
A conference call to review the results is scheduled for Tuesday, March 16, 2010 at 9:00 a.m. (Eastern Time). The dial-in number is 706-902-1370, conference ID 59163457. A replay will be available shortly after the end of the call through midnight on March 23, 2010. To listen to the replay, please dial 706-645-9291, conference ID 59163457. You may also listen to the call at www.investorcalendar.com by clicking on the “audio” icon for SunGard.
About SunGard
SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves 25,000 customers in 70 countries. SunGard provides software and processing solutions for financial services, higher education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue exceeding $5 billion, SunGard is ranked 435 on the Fortune 500 and is the largest privately held business software and IT services company.
Trademark Information: SunGard, the SunGard logo, Adaptiv, Banner and GMI are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995
Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our periodic filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

SunGard Data Systems Inc.
Consolidated Statements of Operations
(in millions)

	Three Months Ended
	Dec. 31,	Dec. 31,
	2008	2009
Revenue:
Services	$1,404	$1,274
License and resale fees	134	148

Total products and services	1,538	1,422
Reimbursed expenses	5	45

	1,543	1,467

Costs and expenses:
Cost of sales and direct operating	720	671
Sales, marketing and administration	336	320
Product development	67	77
Depreciation and amortization	71	76
Amortization of acquisition-related intangible assets	154	136
Goodwill impairment charge and merger costs	130	1,129

	1,478	2,409

Income (loss) from operations	65	(942)
Interest income	5	1
Interest expense and amortization of deferred financing fees	(166)	(166)
Other income (expense)	(44)	9

Loss before income taxes	(140)	(1,098)
Benefit from (provision for) income taxes	(47)	9

Net loss	$(187)	$(1,089)

SunGard Data Systems Inc.
Consolidated Statements of Operations
(in millions)

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2008	2009
Revenue:
Services	$5,083	$4,961
License and resale fees	369	384

Total products and services	5,452	5,345
Reimbursed expenses	144	163

	5,596	5,508

Costs and expenses:
Cost of sales and direct operating	2,744	2,709
Sales, marketing and administration	1,151	1,112
Product development	308	302
Depreciation and amortization	278	291
Amortization of acquisition-related intangible assets	515	540
Goodwill impairment charge and merger costs	130	1,130

	5,126	6,084

Income (loss) from operations	470	(576)
Interest income	18	7
Interest expense and amortization of deferred financing fees	(599)	(637)
Other income (expense)	(93)	15

Loss before income taxes	(204)	(1,191)
Benefit from (provision for) income taxes	(38)	21

Net loss	$(242)	$(1,170)

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.
Consolidated Condensed Balance Sheets
(in millions)

	Dec. 31,	Dec. 31,
	2008	2009
Assets:
Current:
Cash and cash equivalents	$975	$664
Accounts receivable, net	782	1,136
Clearing broker assets	309	332
Prepaid expenses and other current assets	144	211
Retained interest in accounts receivable sold	285	—

Total current assets	2,495	2,343
Property and equipment, net	898	925
Software products, net	1,159	1,020
Customer base, net	2,616	2,294
Other assets, net	1,282	1,220
Goodwill	7,328	6,178

Total Assets	$15,778	$13,980

Liabilities and Stockholder’s Equity:
Current:
Short-term and current portion of long-term debt	$322	$64
Accounts payable and accrued expenses	961	950
Clearing broker liabilities	310	294
Deferred revenue	977	1,040

Total current liabilities	2,570	2,348
Long-term debt	8,553	8,251
Deferred income taxes	1,592	1,366

Total liabilities	12,715	11,965
Stockholder’s equity	3,063	2,015

Total Liabilities and Stockholder’s Equity	$15,778	$13,980

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 1. Reconciliation of Net Income (Loss) to EBITDA and Reconciliation of EBITDA to Adjusted EBITDA
EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization and goodwill impairment. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facilities, which were entered into in August 2005 and our senior notes entered into in September 2008. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP). EBITDA and Adjusted EBITDA do not represent net income (loss), as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. SunGard considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA. Further information regarding this reconciliation is included in our periodic filings with the U.S. Securities and Exchange Commission.

	Three Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2008	2009
Net loss	$(187)	$(1,089)
Interest expense, net	161	165
Income tax (benefit) expense	47	(9)
Depreciation and amortization	225	212
Goodwill impairment charge	128	1,126

EBITDA	374	405

Purchase accounting adjustments	11	4
Non-cash charges	13	11
Restructuring and other charges	34	21
Pro forma expense savings related to acquisitions	4	—
Other	45	—

Adjusted EBITDA — senior secured credit facilities	481	441

Loss on sale of receivables	12	—

Adjusted EBITDA — senior notes due 2013 and 2015 and senior subordinated notes due 2015	$493	$441

	Twelve Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2008	2009
Net loss	$(242)	$(1,170)
Interest expense, net	581	630
Income tax expense (benefit)	38	(21)
Depreciation and amortization	793	831
Goodwill impairment charge	128	1,126

EBITDA	1,298	1,396

Purchase accounting adjustments	39	17
Non-cash charges	35	36
Restructuring and other charges	68	42
Acquired EBITDA, net of disposed EBITDA	57	—
Pro forma expense savings related to acquisitions	17	3
Other	76	5

Adjusted EBITDA — senior secured credit facilities	1,590	1,499

Loss on sale of receivables	25	—

Adjusted EBITDA — senior notes due 2013 and 2015 and senior subordinated notes due 2015	$1,615	$1,499

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 2. Reconciliation of Income from Operations to Adjusted Income from Operations
Adjusted income from operations represents income from operations adjusted for goodwill impairment charges, amortization of acquisition-related intangible assets, merger costs, purchase accounting adjustments for deferred revenue, stock-based compensation expense and management fee expense. Adjusted income from operations is not a recognized term under generally accepted accounting principles (GAAP). Adjusted income from operations does not represent income from operations, as that term is defined under GAAP, and should not be considered as an alternative to income from operations as an indicator of our operating performance. We have included information concerning adjusted income from operations because we use such information when evaluating income from operations to better evaluate the underlying performance of the Company. Adjusted income from operations as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted income from operations and income from operations, the GAAP measure we believe to be most directly comparable to adjusted income from operations.

	Three Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2008	2009
Income (loss) from operations	$65	$(942)

Amortization of acquisition-related intangible assets	154	136
Goodwill impairment charge	128	1,126
Merger costs	2	3
Purchase accounting adjustments	11	4
Stock-based compensation and other costs	23	15

Adjusted income from operations	$383	$342

	Twelve Months Ended
	Dec. 31,	Dec. 31,
(in millions)	2008	2009
Income (loss) from operations	$470	$(576)

Amortization of acquisition-related intangible assets	515	540
Goodwill impairment charge	128	1,126
Merger costs	2	4
Purchase accounting adjustments	43	17
Stock-based compensation and other costs	57	48

Adjusted income from operations	$1,215	$1,159

SunGard Data Systems Inc.
Notes to Consolidated Condensed Financial Information
Note 3. Impact of Broker/Dealer on Organic Revenue Growth
The Company defines organic revenue as revenue from businesses owned for at least one year and excluding revenue from businesses sold in the previous twelve months further adjusted to remove the impact of changes in currency exchange rates. When assessing its financial results, the Company focuses on organic revenue because reported revenue is affected by the timing and magnitude of acquisitions, dispositions and currency. Beginning in 2007, the Company began to experience significant revenue growth in one of our trading systems businesses, a broker/dealer business with inherently lower margins than the rest of the financial systems business, and whose revenue is a function of market volatility and customer mix. Reported revenue and organic revenue growth with and without the broker/dealer business for the total Company and Financial Systems for 2008 and 2009 follows:

		Quarter ended
	2008	Mar-09	Jun-09	Sep-09	Dec-09	2009
Revenue growth as reported:
Total SunGard	14%	3%	1%	-4%	-5%	-2%
Financial Systems	23%	8%	8%	-6%	-8%	—%

Organic revenue growth:
Total SunGard	10%	3%	—%	-7%	-7%	-3%
Financial Systems	17%	4%	2%	-15%	-10%	-5%

Organic revenue growth without broker/dealer business:
Total SunGard	4%	-1%	-6%	-2%	-3%	-3%
Financial Systems	5%	-5%	-10%	-7%	-3%	-6%